UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 15, 2009

Smart Online, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32634	95-4439334
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4505 Emperor Blvd., Suite 320, Durham, North Carolina		27703
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	919-765-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Modifications to Compensatory Arrangements of Certain Directors and Officers

On June 15, 2009 the Compensation Committee of the Board of Directors of Smart Online, Inc. (the “Company”), consisting of C. James Meese, Jr. and Shlomo Elia, unanimously voted to increase the compensation previously paid to Dror Zoreff, for his role as a  non-employee director of the Company, from $2,400 per month to $5,000 per month, prorated for any partial month, on account of his appointment as Chairman of the Board, which increase will be effective as of May 19, 2009, the date of Mr. Zoreff’s appointment as Chairman of the Board.

On the same day, the Board of Directors voted to increase the compensation paid to Mr. Meese for his role as a director of the Company, from $1,500 per month to $2,000 per month, effective July 1, 2009.  Mr. Meese recused himself and did not participate in the vote.  Such compensation will be in addition to the compensation  of $10,000 per month currently paid to Mr. Meese for his role as Interim President and Chief Executive Officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smart Online, Inc.

June 19, 2009	By:	/s/ Dror Zoreff
Name: Dror Zoreff
Title: Chairman of the Board